UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2020 (January 1, 2020)

GUGGENHEIM CREDIT INCOME FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01117	47-2039472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 Madison Avenue
New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 739-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 8, 2019, the Board of Trustees unanimously approved an amended code of ethics (the "Code of Ethics") of Guggenheim Credit Income Fund, Guggenheim Credit Income Fund 2016 T, and Guggenheim Credit Income Fund 2019 (collectively, the "Companies"), in all ways intended to meet the requirements of Rule 17j-1 under the Investment Company Act of 1940. This Code of Ethics was amended to implement uniform standards across the Companies and Guggenheim Credit Income Fund's investment advisor, Guggenheim Partners Investment Management, LLC (the "Advisor"). The effective date of the Code of Ethics was January 1, 2020.

Item 8.01.    Other Events.

Amendment to Advisor’s Code of Ethics

On August 8, 2019, the Board unanimously approved the amended code of ethics of the Advisor (the "GPIM Code of Ethics"), which was amended to implement uniform standards across the Companies and the Advisor. The effective date of the GPIM Code of Ethics was January 1, 2020.

The foregoing descriptions of the Code of Ethics and the GPIM Code of Ethics are set forth above, respectively, as summaries only, and are qualified in all respects by the provisions of the Code of Ethics and the GPIM Code of Ethics, copies of which are attached hereto as Exhibits 14.1 and 14.2, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

14.1	Code of Ethics of the Companies
14.2	Code of Ethics of the Advisor

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GUGGENHEIM CREDIT INCOME FUND

Date: January 7, 2020	By:	/s/ Brian S. Williams
BRIAN S. WILLIAMS
Chief Financial Officer